UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  March 5, 2015

BREATHE ECIG CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-178624	37-1640902
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

9921 Lani Lane, Knoxville, TN 37932

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(865) 924-3210

(REGISTRANT’S TELEPHONE NUMBER)

DNA Precious Metals, Inc.

(FORMER NAME, IF CHANGES SINC LAST REPORT

Check the appropriate box below if the FORM  8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13c-4© under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

On March 5, 2015, DNA Precious Metals, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company merged with its wholly owned subsidiary, Breathe eCig Corp., a Nevada corporation with no material operations (“Merger Sub” and such merger transaction, the “Merger”). Upon the consummation of the Merger on March 11, 2015, the separate existence of Merger Sub ceased and shareholders of the Company became shareholders of the surviving company named Breathe eCig Corp.

As permitted by Chapter 92A.180 of Nevada Revised Statutes, the sole purpose of the Merger was to effect a change of the Company's name from DNA Precious Metals, Inc. to Breathe eCig Corp. Upon the effectiveness of the Articles of Merger (the “Articles of Merger”) filed with the Secretary of State of Nevada to effect the Merger, the Company's Articles of Incorporation were deemed amended to reflect the change in the Company's corporate name as of 12:01 a.m. March 11, 2015.

A copy of the Articles of Merger as filed with the Secretary of State of Nevada on March 5, 2015 is attached as Exhibit 2.1. A copy of the Merger Agreement dated March 5, 2015 is attached as Exhibit 2.2.

Beginning on March 11, 2015, the Company's common stock will be listed for quotation on OTC Markets under the symbol “BVAP” and will no longer be listed under the symbol “DNAP’.

The Company also issued a press release on March 11, 2015 regarding the name and symbol change.  A copy of the press release is attached as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

See Item 1.01 above.

Item 8.01 Other Events.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits filed as part of this Current Report are as follows:

Exhibit Number	Description

2.1	Articles of Merger as filed with the Nevada Secretary of State on March 5, 2015

2.2	Agreement and Plan of Merger, dated March 5, 2015, by and between DNA Precious Metals, Inc. and Breathe Ecig Corp.

99.1	Press release dated March 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 11, 2015

BREATHE ECIG CORP.

/s/ Joshua Kimmel
By: President & Chief Executive Officer